UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2007

BIOMET, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Indiana	0-12515	35-1418342
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

56 East Bell Drive

Warsaw, Indiana 46582

(Address of Principal Executive Offices, Including Zip Code)

(574) 267-6639

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01.	Changes in Control of Registrant.

As previously announced on June 7, 2007, Biomet, Inc. (“Biomet”), an Indiana corporation, entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 18, 2006 (amended and restated as of June 7, 2007), with LVB Acquisition, LLC, a Delaware limited liability company (“LVB”) and LVB Acquisition Merger Sub, Inc., an Indiana corporation (“Purchaser”). Purchaser is a direct wholly-owned subsidiary of LVB and an indirect wholly-owned subsidiary of LVB Acquisition Holding, LLC, a Delaware limited liability company (“Holding”), which is currently controlled by a consortium of private equity funds sponsored by each of The Blackstone Group L.P., Goldman Sachs & Co., Kohlberg Kravis Roberts & Co. L.P. and TPG Capital, L.P. (the “Sponsor Group”).

All descriptions of the Merger Agreement are qualified in their entirety by reference to the complete text of the Merger Agreement. A copy of the Merger Agreement was filed with the SEC on June 7, 2007 as Exhibit 2.1 to a Current Report on Form 8-K and is incorporated herein by reference.

Pursuant to the Merger Agreement, the Purchaser commenced a cash tender offer (the “Offer”) to purchase all of Biomet’s outstanding common shares, without par value (the “Common Shares”) at a price of $46.00 per Common Share net to the seller in cash, without interest and less any required withholding taxes, on the terms and subject to the conditions set forth in the Merger Agreement, Purchaser’s offer to purchase, dated June 13, 2007 (as amended or supplemented from time to time, the “Offer to Purchase”), and the related letter of transmittal (as amended or supplemented from time to time, the “Letter of Transmittal”).

At 12:00 midnight, New York City time, on July 11, 2007, the Offer expired. The depositary for the Offer has advised that, as of the expiration of the Offer, shareholders of Biomet had validly tendered and not withdrawn 203,573,642 Common Shares (including Common Shares tendered pursuant to the guaranteed delivery procedures), which represents approximately 82.85% of the currently outstanding Common Shares and therefore satisfies the “minimum condition” of the Offer, which requires the tender of 75% of the total number of Common Shares outstanding immediately prior to the expiration of the Offer.

On July 12, 2007, LVB and Purchaser issued a joint press release announcing the completion of the Offer. Purchaser has accepted for payment all Biomet Common Shares that were validly tendered in the Offer. A copy of the press release is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Pursuant to the terms of the Merger Agreement, LVB and Purchaser expect to effect a merger of Purchaser with and into Biomet (the “Merger”). In the Merger, LVB and Purchaser will acquire all other Biomet Common Shares at the same $46.00 per share price, without interest and less any required withholding taxes, that is being paid in the Offer. As a result of the Merger, Biomet will become a wholly-owned subsidiary of LVB. LVB and Purchaser intend to complete the Merger as soon as practicable following the satisfaction of the conditions in the Merger Agreement. At the time the Merger is consummated, each Common Share, other than the Common Shares owned by LVB or Purchaser immediately prior to the effective time (the “Effective Time”), will automatically be canceled and will cease to exist and will be converted into the right to receive the same per Common Share consideration, without interest, paid for Common Shares in the Offer.

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The aggregate consideration paid or to be paid by Purchaser in the Offer and the Merger is approximately $11.4 billion. The funds used by Purchaser to purchase Common Shares pursuant to the Offer were funds obtained through equity contributions by members of the Sponsor Group and pursuant to a credit agreement, dated as of July 11, 2007, among Purchaser, Bank of America, N.A., as administrative agent, and the lenders party thereto (the “Credit Agreement”). The nature and terms of these agreements are described in Section 12 of the Offer to Purchase, filed as Exhibit (a)(1)(A) to the Tender Offer Statement on Schedule TO, dated June 13, 2007 (as amended or supplemented from time to time, the “Schedule TO”) of LVB and Purchaser.

The obligations of Purchaser under the Credit Agreement described above will be secured (on a first priority basis) by a perfected lien on, pledge of, and security interest in the Common Shares owned by Purchaser. As such, a default under the Credit Agreement may cause, at a subsequent date, a further change in control of Biomet.

The Merger Agreement contains certain provisions with respect to the composition of Biomet’s Board of Directors (the “Board”). Specifically, upon payment by Purchaser or LVB for all Common Shares tendered pursuant to the Offer that represent at least the Adjusted Minimum Number (as defined in the Schedule 14D-9) (the “Share Purchase Date”), LVB is entitled to designate a number of directors to the Board, rounded up to the next whole number, that gives it representation on the Board proportional to its ownership of Biomet, provided that at all times until the Effective Time, the Board will maintain at least three directors who were directors of Biomet prior to the Effective Time, and who are neither officers of Biomet nor designees, stockholders, affiliates or associates of LVB (the “Independent Directors”). The role of the Independent Directors, among other things, is to take all actions in connection with the Merger Agreement on behalf of Biomet until the completion of the Merger.

On July 12, 2007, in accordance with the provisions of the Merger Agreement, each of Messrs. Jerry L. Ferguson, M. Ray Harroff, Thomas F. Kearns, Jr., Jerry L. Miller, Charles E. Niemier and Niles L. Noblitt and Mses. Sandra A. Lamb and Marilyn Tucker Quayle (collectively, the “Resigning Directors”) submitted a resignation from the Board and from any committees of the Board. Such resignations are effective as of the Share Purchase Date. C. Scott Harrison, M.D., Kenneth V. Miller and L. Gene Tanner are remaining on the Board as Independent Directors and the sole members of the Audit Committee. Jeffrey R. Binder, Biomet’s President and Chief Executive Officer, will also remain on the Board.

Effective as of the Share Purchase Date, and in accordance with the provisions of the Merger Agreement, Chinh Chu, Jonathan Coslet, Michael Dal Bello, Sean Fernandes, Adrian Jones, Michael Michelson, Dane Miller, Ph.D., John Saer and Todd Sisitsky (collectively, “LVB’s Designees”) were appointed to the Board to replace the Resigning Directors, who had previously resigned as described above. None of LVB’s Designees has entered into any employment agreement or arrangement with Biomet.

Such persons were designated for appointment as Biomet directors by LVB in accordance with the provisions of the Merger Agreement. Biographical and other information about LVB’s Designees was previously furnished to Biomet by LVB and is set forth in the Information Statement on Schedule 14F-1 (the “Information Statement”) filed by Biomet with the SEC on July 2, 2007. The Board does not expect to name any of LVB’s Designees to any committee of the Board at this time.

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At the Effective Time of the Merger, the directors of Purchaser will be the initial directors of the surviving corporation and will hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

As a result of LVB controlling more than 50% of Biomet’s voting power, Biomet qualifies as a “controlled company” as defined in Rule 4350(c)(5) of the Nasdaq Marketplace Rules. Therefore, Biomet is exempt from the requirements of Rule 4350(c) of the Nasdaq Marketplace Rules with respect to its Board being comprised of a majority of “independent directors” as defined by the Nasdaq Marketplace Rules and the related rules covering the independence of directors serving on the Compensation Committee and the Nominating and Corporate Governance Committee of the Board. The controlled company exemption does not modify the independence requirements for the Audit Committee. Of the 13 directors currently serving on the Board, the Board has determined that three directors meet the independence standards for Audit Committee members.

In connection with the proposed Merger, Biomet will file a Proxy Statement on Schedule 14A (the “Proxy Statement”) with the SEC. The Proxy Statement will be mailed to the shareholders of Biomet. Biomet’s shareholders are urged to read the Proxy Statement and other relevant materials when they become available because they will contain important information about the Merger and Biomet. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain additional details on the transaction as well as free copies of the documents filed with the SEC by Biomet by going to Biomet’s Investor Relations page on its corporate website at http://www.biomet.com.

Biomet and its officers and directors may be deemed to be participants in the solicitation of proxies from Biomet’s shareholders with respect to the Merger. Information about Biomet’s executive officers and directors and their ownership of Biomet Common Shares is set forth in the Information Statement. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Biomet and its respective executive officers and directors in the Merger by reading the preliminary and definitive Proxy Statements regarding the Merger.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under Item 5.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.02.

Item 8.01.	Other Events

On July 12, 2007, LVB and Purchaser issued a joint press release announcing the completion of the Offer. A copy of the press release is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Document
99.1	Press Release of LVB Acquisition, LLC, and LVB Acquisition Merger Sub, Inc., dated July 12, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOMET, INC.

/s/ Bradley J. Tandy
By: Bradley J. Tandy
Its: Senior Vice President, General Counsel and Secretary

Date: July 17, 2007